12.1  Computation of ratios

                                     2000               1999               1998               1997               1996
                                     ----               ----               ----               ----               ----

     Interest on long-term debt      24,987,033         24,137,593         25,159,660        24,942,281         25,029,257
     Interest on short-term debt      1,909,682            998,034            130,146           771,844            935,883
     Assignable Margins               9,679,778          9,667,434          8,730,404         7,554,397          9,831,371
                                ----------------   ----------------   ----------------   ---------------    ---------------
         Earnings                    36,576,493         34,803,061         34,020,210        33,268,522         35,796,511


     Interest on long-term debt      24,987,033         24,137,593         25,159,660        24,942,281         25,029,257
     Interest on short-term debt      1,909,682            998,034            130,146           771,844            935,883
                                ----------------   ----------------   ----------------   ---------------    ---------------
         Fixed Charges               26,896,715         25,135,627         25,289,806        25,714,125         25,965,140


                                          1.360              1.385              1.345             1.294              1.379
